Exhibit 99.1

REALOGY CORPORATION ANNOUNCES OFFERING OF

SENIOR NOTES, SENIOR FLOATING RATE NOTES AND

SENIOR PIK TOGGLE NOTES AND SENIOR SUBORDINATED NOTES

PARSIPPANY, N.J. (March 23, 2007) – Realogy Corporation (NYSE: H) today announced that, as the surviving corporation upon the consummation of the pending merger with Domus Acquisition Corp., an affiliate of Apollo Management L.P., it is planning to offer $3,150 million aggregate principal amount of 7-year senior notes, senior floating rate notes and senior PIK toggle notes and 8-year senior subordinated notes in a private placement.

Realogy intends to use the proceeds of the offering to fund a portion of the Company’s pending merger with affiliates of Apollo, to refinance certain credit facility indebtedness, and to pay related fees and expenses. The notes will be guaranteed by all existing and future subsidiaries of Realogy that guarantee Realogy’s new senior secured credit facility.

The offering of the notes is subject to market and other customary conditions, including consummation of the merger. Therefore, there can be no assurance that the sale of the notes will be ultimately consummated or, if consummated, as to the terms thereof.

The notes will be offered and sold in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, and outside the United States pursuant to Regulation S under the Securities Act. The offering of the notes will not be registered under the Securities Act, and the notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

This press release is neither an offer to sell nor the solicitation of an offer to buy the notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful.

About Realogy Corporation

Realogy Corporation (NYSE: H), the world’s largest real estate franchisor and a member of the S&P 500, has a diversified business model that also includes real estate brokerage, relocation and title services. Realogy’s world-renowned brands and business units include Century 21®, Coldwell Banker®, Coldwell Banker Commercial®, ERA®, Sotheby’s International Realty®, NRT Incorporated, Cartus and Title Resource Group. Headquartered in Parsippany, N.J., Realogy has approximately 15,000 employees worldwide.

Forward-Looking Statements

This press release contains certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Realogy to be materially different from results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various factors that could cause actual results, performance or achievements to differ materially from those expressed in such forward-looking statements include but are not limited to: risks associated with the proposed financing; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with affiliates of Apollo Management, L.P.; the outcome of any legal proceedings that have been or may be instituted against Realogy and others relating to the merger agreement; the inability to complete Realogy’s pending merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to consummation of the merger; the failure to consummate the proposed financing or to obtain the other necessary debt financing arrangements set forth in commitment letters received in connection with the merger; the failure of the merger to close for any other reason; adverse developments in general business, economic and political conditions or any outbreak or escalation of hostilities on a national, regional or international basis; a decline in the number of home sales and/or prices, local and regional conditions in the areas where our franchisees and brokerage operations are located; our inability to access capital and/or asset backed markets on favorable terms; risks inherent in Realogy’s separation from Cendant and the related transaction; and other risk factors discussed from time to time by Realogy in reports filed with the Securities Exchange Commission (“SEC”).

In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Realogy’s filings with the SEC, including Realogy’s Annual Report on Form 10-K for the year ended December 31, 2006, such as “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Except for Realogy’s ongoing obligations to disclose material information under the federal securities laws, Realogy undertakes no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

Media Contacts:	Investor Relations Contact:
Mark Panus	Henry A. Diamond
(973) 407-7215	(973) 407-2710
mark.panus@realogy.com	henry.diamond@realogy.com

Kathy Borruso

(973) 407-5041

kathy.borruso@realogy.com